Exhibit 99.1

JFrog Announces Fourth Quarter and Fiscal 2021 Results

Quarterly Revenue Increases 39%; Cloud Revenue Increases 52%

Customer Count with ARR Greater than $100K Increases 53%

Quarterly Operating Cash Flow of $17.7 million; Free Cash Flow of $16.6 million

SUNNYVALE, Calif., Feb 10, 2022 -- JFrog Ltd. (“JFrog”) (NASDAQ: FROG), the Liquid Software company and creators of the DevOps Platform, today announced financial results for its fourth quarter and fiscal year ended December 31, 2021.

“JFrog successfully marked its first complete fiscal year as a public company, exceeding our revenue commitments in every single quarter of 2021,” said Shlomi Ben Haim, JFrog’s co-founder and CEO. “Q4 was another strong quarter with 39% revenue growth year-over-year and increased expansion by our customers, which reflects both our deepening value and our continued, strong focus on a binary-centric solution as the only way to allow a fast and secure DevOps flow.”

Fourth Quarter Financial Highlights

●
Revenue for the fourth quarter of 2021 was $59.2 million, an increase of 39% over $42.7 million in the fourth quarter of 2020.
●
GAAP Gross Profit was $46.4 million; GAAP Gross Margin was 78.3%.
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Non-GAAP Gross Profit was $50.2 million; Non-GAAP Gross Margin was 84.8%.
●
GAAP Operating Loss was $22.6 million; GAAP Operating Margin was -38.2%.
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Non-GAAP Operating Income was $49,000; Non-GAAP Operating Margin was 0.1%.
●
GAAP Net Loss Per Diluted Share was $0.23; Non-GAAP Net Loss Per Diluted Share was $0.01.
●
Operating Cash Flow was $17.7 million, with Free Cash Flow of $16.6 million.
●
Cash, Cash Equivalents and Investments were $421.1 million as of December 31, 2021.

Fiscal Year 2021 Financial Highlights

●
Revenue for fiscal year 2021 was $206.7 million, an increase of 37% from $150.8 million for fiscal year 2020.
●
GAAP Gross Profit was $164.9 million; GAAP Gross Margin was 79.8%.
●
Non-GAAP Gross Profit was $173.9 million; Non-GAAP Gross Margin was 84.1%.
●
GAAP Operating Loss was $68.4 million; GAAP Operating Margin was -33.1%.
●
Non-GAAP Operating Income was $4.2 million; Non-GAAP Operating Margin was 2.0%.
●
GAAP Net Loss Per Diluted Share was $0.68; Non-GAAP Net Income Per Diluted Share was $0.03.

Fourth Quarter & Recent Business Highlights

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Accelerated growth of customers with ARR of $100K or more, increasing 53% to 537 customers as of December 31, 2021 versus 352 customers as of December 31, 2020.
●
Customers with ARR of $1 million or more increased by 50% to 15 customers, up from 10 customers at the end of 2020.
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Cloud revenue in Q4 was $14.8 million, an increase of 52% over the same period last year. Cloud revenue represented 25% of total revenue, up from 23% in the same period last year.
●
Net Dollar Retention rate for the trailing four quarters was 130%.
●
As of December 31, 2021, JFrog had approximately 6,650 paying customers, an increase of 10% from 6,050 in the year ago period.
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Customers using the complete JFrog Platform (Enterprise+ subscription) represented 35% of revenue in the fourth quarter of 2021, versus 26% in the same period last year.
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Announced the availability of a new Slack integration for JFrog Artifactory and JFrog Xray.
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Provided a prompt turnaround with security remediation tools to address the Log4j vulnerability, including open source and commercial solutions in support of our customers and community.
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Made an early offering of JFrog Connect available, to bridge DevOps with the world of IoT and connected devices.
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Announced JFrog’s inaugural Investor Day event, taking place virtually on February 15, 2022 at 12:30pm ET.

First Quarter and Fiscal Year 2022 Outlook

●
First Quarter 2022 Outlook:
o
Revenue between $60.8 million and $61.8 million
o
Non-GAAP operating income between ($0.5) million and $0.5 million
o
Non-GAAP net income per share between ($0.01) and $0.01, assuming approximately 104 million weighted average diluted shares outstanding

●
Fiscal Year 2022 Outlook:
o
Revenue between $273.0 million to $275.0 million
o
Non-GAAP operating income between ($1.0) million and $1.0 million
o
Non-GAAP net income per share between ($0.01) and $0.01, assuming approximately 107 million weighted average diluted shares outstanding

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Conference Call Details

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Event: JFrog’s Fourth Quarter and Fiscal 2021 Financial Results Conference Call
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Date: Thursday, February 10, 2022
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Time: 2:00 p.m. PT (5:00 p.m. ET)

A live webcast of the conference call will be accessible from the investor relations website at https://investors.jfrog.com/events-and-presentations/events.

About JFrog

JFrog Ltd. (NASDAQ: FROG), is on a mission to power all the world’s software updates, driven by a “Liquid Software” vision to allow the seamless, secure, fearless flow of binaries from developers to the edge. The JFrog DevOps Platform enables software creators to power their entire software supply chain throughout the full binary lifecycle, so they can build, secure, distribute, and connect any source with any production environment. JFrog’s hybrid, universal, multi-cloud DevOps platform is available as both self-hosted and SaaS services across major cloud service providers. Millions of users and thousands of customers worldwide, including a majority of the Fortune 100, depend on JFrog solutions to securely embrace digital transformation. Once you leap forward, you won’t go back! Learn more at jfrog.com and follow us on Twitter: @JFrog.

Forward-Looking Statements:

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the U.S. federal securities laws, including but not limited to statements regarding JFrog’s future financial performance, including our outlook for the first quarter and for the full year of 2022, our leadership position in the markets in which we participate, our ability to drive growth, our expectations regarding recent acquisitions by us, including our ability to successfully integrate the acquisition into our business operations, including the DevOps platform, and realize anticipated benefits and synergies from the acquisitions, our ability to provide effective tools and solutions to detect and remediate security vulnerabilities, our ability to expand usage of our platform in the government sector, our ability to contribute data to global security standards bodies, and our ability to meet market demands. These forward-looking statements are based on JFrog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause JFrog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

There are a significant number of factors that could cause actual results to differ materially from statements made in this press release and our earnings call, including but not limited to: risks associated with managing our rapid growth; our history of losses; our limited operating history; our ability to retain and upgrade existing customers our ability to attract new customers; our ability to effectively develop and expand our sales and marketing capabilities; our ability to integrate and realize anticipated synergies from acquisitions of complementary businesses; risk of a security breach; risk of interruptions or performance problems associated with our products and platform capabilities; our ability to adapt and respond to rapidly changing technology or customer needs; our ability to compete in the markets in which we participate; our ability to successfully integrate technology from recent acquisitions, including Upswift, into our offerings; our and Vdoo’s ability to provide continuity to our respective customers following our recent acquisitions, and our ability to realize innovations following the acquisition; general market, political, economic, and business conditions; and the duration and impact of the COVID-19 pandemic. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the Securities and Exchange Commission, including in our annual report on Form 10-K for the year ended December 31, 2020, our quarterly reports on Form 10-Q, and other filings and reports that we may file from time to time with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.

About Non-GAAP Financial Measures:

JFrog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP operating income (loss), non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share, and free cash flow. JFrog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate JFrog’s financial performance. JFrog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. JFrog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on JFrog’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future such as share-based compensation, the effect of which may be significant.

JFrog defines non-GAAP gross profit, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income (loss) and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) share-based compensation expense; (2) the amortization of acquired intangibles; (3) acquisition-related costs; (4) legal settlement costs and (5) income tax effects. JFrog defines free cash flow as Net cash provided by (used in) operating activities, minus capital expenditures. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing JFrog’s operating performance due to the following factors:

Share-based compensation. JFrog utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its shareholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangibles. JFrog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-related costs. Acquisition-related costs include expenses related to acquisitions of other companies. JFrog views acquisition-related costs as expenses that are not necessarily reflective of operational performance during a period.

Legal settlement costs. From time to time JFrog incurs charges related to litigation settlements. We exclude these charges and related professional service costs when associated with a significant settlement because they are not reflective of JFrog’s ongoing business and operating results.

Income tax effects. JFrog’s non-GAAP financial results are adjusted for income tax effects related to these non-GAAP adjustments and changes in our assessment regarding the realizability of our deferred tax assets, if any. Excluding income tax effects of non-GAAP adjustments provides a more accurate view of JFrog’s operating results.

Non-GAAP weighted average share count. JFrog defines non-GAAP weighted-average shares used to compute non-GAAP net income (loss) per share, basic and diluted, as GAAP weighted average shares used to compute net income (loss) per share attributable to common shareholders, basic and diluted, adjusted to reflect the ordinary shares issued in connection with the IPO that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability.

Additionally, JFrog’s management believes that the non-GAAP financial measure, free cash flow, is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

Operating Metrics

JFrog’s number of customers with annual recurring revenue (“ARR”) of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter. JFrog’s number of customers with ARR of $1 million or more is based on the ARR of each customer, as of the last month of the quarter. JFrog defines ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last month of the quarter. The ARR includes monthly subscription customers, so long as JFrog generates revenue from these customers. JFrog annualizes its monthly subscriptions by taking the revenue it would contractually expect to receive from such customers in a given month and multiplying it by 12.

JFrog’s net dollar retention rate compares its ARR from the same set of customers across comparable periods. JFrog calculates net dollar retention rate by first identifying customers (the “Base Customers”), which were customers in the last month of a particular quarter (the “Base Quarter”). JFrog then calculates the contracted ARR from these Base Customers in the last month of the same quarter of the subsequent year (the “Comparison Quarter”). This calculation captures upsells, contraction, and attrition since the Base Quarter. JFrog then divides total Comparison Quarter ARR by total Base Quarter ARR for Base Customers. JFrog’s net dollar retention rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.

Investor Contact:

JoAnn Horne

jhorne@marketstreetpartners.com

JFROG LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Subscription—self-managed and SaaS	$54,148	$38,806	$190,046	$137,978
License—self-managed	5,088	3,883	16,637	12,849
Total subscription revenue	59,236	42,689	206,683	150,827
Cost of revenue:
Subscription—self-managed and SaaS(1)(2)(3)	12,644	7,907	41,023	27,619
License—self-managed(3)	220	190	800	832
Total cost of revenue—subscription	12,864	8,097	41,823	28,451
Gross profit	46,372	34,592	164,860	122,376
Operating expenses:
Research and development(1)(2)	25,938	11,661	79,604	41,113
Sales and marketing(1)(2)(3)(4)	30,850	18,192	96,962	60,936
General and administrative(1)(2)(4)	12,194	12,771	56,663	34,519
Total operating expenses	68,982	42,624	233,229	136,568
Operating loss	(22,610)	(8,032)	(68,369)	(14,192)
Interest and other income, net	18	523	744	2,045
Loss before income taxes	(22,592)	(7,509)	(67,625)	(12,147)
Income tax expense (benefit)	103	(3,795)	(3,422)	(2,742)
Net loss	$(22,695)	$(3,714)	$(64,203)	$(9,405)
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.23)	$(0.04)	$(0.68)	$(0.20)
Weighted-average shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	97,022	91,547	94,783	46,488

(1) Includes share-based compensation expense as follows:
Cost of revenue: subscription—self-managed and SaaS	$1,261	$463	$4,027	$1,129
Research and development	5,516	1,121	14,572	3,903
Sales and marketing	4,704	1,849	15,256	4,882
General and administrative	2,757	6,020	23,094	13,938
Total share-based compensation expense	$14,238	$9,453	$56,949	$23,852

(2) Includes acquisition-related costs as follows:
Cost of revenue: subscription–self-managed and SaaS	$13	$—	$16	$—
Research and development	2,482	352	5,489	1,403
Sales and marketing	184	25	463	367
General and administrative	134	—	1,006	—
Total acquisition-related costs	$2,813	$377	$6,974	$1,770

(3) Includes amortization of acquired intangibles as follows:
Cost of revenue: subscription–self-managed and SaaS	$2,374	$—	$4,147	$—
Cost of revenue: license—self-managed	220	190	800	832
Sales and marketing	261	182	952	729
Total amortization of acquired intangible assets	$2,855	$372	$5,899	$1,561

(4) Includes legal settlement costs as follows:
Sales and marketing	$2,550	$—	$2,550	$—
General and administrative	203	—	203	—
Total legal settlement costs	$2,753	$—	$2,753	$—

JFROG LTD.

CONDENSED Consolidated Balance Sheets

(in thousands; unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$68,284	$164,461
Short-term investments	352,844	433,595
Accounts receivable, net	50,483	37,048
Deferred contract acquisition costs	5,271	3,247
Prepaid expenses and other current assets	22,140	14,210
Total current assets	499,022	652,561
Property and equipment, net	6,689	4,963
Deferred contract acquisition costs, noncurrent	9,120	4,949
Operating lease right-of-use assets	25,999	—
Intangible assets, net	47,980	4,047
Goodwill	247,776	17,320
Other assets, noncurrent	15,942	5,391
Total assets	$852,528	$689,231
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$10,868	$9,911
Accrued expenses and other current liabilities	27,954	21,039
Operating lease liabilities	7,293	—
Deferred revenue	129,149	91,750
Total current liabilities	175,264	122,700
Deferred revenue, noncurrent	17,957	11,087
Operating lease liabilities, noncurrent	20,014	—
Other liabilities, noncurrent	712	1,550
Total liabilities	213,947	135,337
Shareholders’ equity:
Share capital	272	257
Additional paid-in capital	776,690	628,054
Accumulated other comprehensive income	611	372
Accumulated deficit	(138,992)	(74,789)
Total shareholders’ equity	638,581	553,894
Total liabilities and shareholders’ equity	$852,528	$689,231

JFROG LTD.

CONDENSED Consolidated StatementS of Cash Flows

(in thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net loss	$(22,695)	$(3,714)	$(64,203)	$(9,405)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,606	977	8,746	3,660
Share-based compensation expense	14,238	9,453	56,949	23,852
Non-cash operating lease expense	1,810	—	6,108	—
Net amortization of premium or discount on investments	1,040	893	5,522	1,905
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	(6,638)	(11,505)	(12,810)	(12,312)
Prepaid expenses and other assets	969	(2,712)	(17,715)	(6,997)
Deferred contract acquisition costs	(2,350)	(1,213)	(6,195)	(2,207)
Accounts payable	1,183	2,648	504	4,921
Accrued expenses and other liabilities	7,426	1,446	13,089	5,509
Operating lease liabilities	(1,116)	—	(5,051)	—
Deferred revenue	20,188	16,543	42,958	20,532
Net cash provided by operating activities	17,661	12,816	27,902	29,458
Cash flows from investing activities:
Purchases of short-term investments	(95,645)	(214,961)	(266,319)	(450,734)
Maturities and sales of short-term investments	59,381	34,039	341,354	142,460
Purchases of property and equipment	(1,038)	(911)	(4,228)	(3,522)
Payments for business combinations, net of cash acquired	—	—	(195,752)	—
Prepayment for purchase of intangible asset	—	—	(600)	—
Net cash used in investing activities	(37,302)	(181,833)	(125,545)	(311,796)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions and other issuance costs	—	(1,730)	—	393,481
Proceeds from exercise of share options	2,077	1,744	6,837	3,467
Proceeds from employee share purchase plan	—	—	3,092	—
Payments to be remitted to tax authorities, net of proceeds from employee equity transactions	461	9,186	(8,485)	9,186
Net cash provided by financing activities	2,538	9,200	1,444	406,134
Net increase (decrease) in cash, cash equivalents, and restricted cash	(17,103)	(159,817)	(96,199)	123,796
Cash, cash equivalents, and restricted cash—beginning of period	85,643	324,556	164,739	40,943
Cash, cash equivalents, and restricted cash—end of period	$68,540	$164,739	$68,540	$164,739
Reconciliation of cash, cash equivalents, and restricted cash within the Condensed Consolidated Balance Sheets to the amounts shown in the Condensed Consolidated Statements of Cash Flows above:
Cash and cash equivalents	$68,284	$164,461	$68,284	$164,461
Restricted cash included in prepaid expenses and other current assets	13	14	13	14
Restricted cash included in other assets, noncurrent	243	264	243	264
Total cash, cash equivalents, and restricted cash	$68,540	$164,739	$68,540	$164,739

JFROG LTD.

reconciliation of GAAP to non-GAAP results

(in thousands except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of gross profit and gross margin
GAAP gross profit	$46,372	$34,592	$164,860	$122,376
Plus: Share-based compensation expense	1,261	463	4,027	1,129
Plus: Acquisition-related costs	13	—	16	—
Plus: Amortization of acquired intangibles	2,594	190	4,947	832
Non-GAAP gross profit	$50,240	$35,245	$173,850	$124,337
GAAP gross margin	78.3%	81.0%	79.8%	81.1%
Non-GAAP gross margin	84.8%	82.6%	84.1%	82.4%

Reconciliation of operating expenses
GAAP research and development	$25,938	$11,661	$79,604	$41,113
Less: Share-based compensation expense	(5,516)	(1,121)	(14,572)	(3,903)
Less: Acquisition-related costs	(2,482)	(352)	(5,489)	(1,403)
Non-GAAP research and development	$17,940	$10,188	$59,543	$35,807

GAAP sales and marketing	$30,850	$18,192	$96,962	$60,936
Less: Share-based compensation expense	(4,704)	(1,849)	(15,256)	(4,882)
Less: Acquisition-related costs	(184)	(25)	(463)	(367)
Less: Amortization of acquired intangibles	(261)	(182)	(952)	(729)
Less: Legal settlement costs	(2,550)	—	(2,550)	—
Non-GAAP sales and marketing	$23,151	$16,136	$77,741	$54,958

GAAP general and administrative	$12,194	$12,771	$56,663	$34,519
Less: Share-based compensation expense	(2,757)	(6,020)	(23,094)	(13,938)
Less: Acquisition-related costs	(134)	—	(1,006)	—
Less: Legal settlement costs	(203)	—	(203)	—
Non-GAAP general and administrative	$9,100	$6,751	$32,360	$20,581

Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(22,610)	$(8,032)	$(68,369)	$(14,192)
Plus: Share-based compensation expense	14,238	9,453	56,949	23,852
Plus: Acquisition-related costs	2,813	377	6,974	1,770
Plus: Amortization of acquired intangibles	2,855	372	5,899	1,561
Plus: Legal settlement costs	2,753	—	2,753	—
Non-GAAP operating income	$49	$2,170	$4,206	$12,991
GAAP operating margin	(38.2)%	(18.8)%	(33.1)%	(9.4)%
Non-GAAP operating margin	0.1%	5.1%	2.0%	8.6%

Reconciliation of net income (loss)
GAAP net loss	$(22,695)	$(3,714)	$(64,203)	$(9,405)
Plus: Share-based compensation expense	14,238	9,453	56,949	23,852
Plus: Acquisition-related costs	2,813	377	6,974	1,770
Plus: Amortization of acquired intangibles	2,855	372	5,899	1,561
Plus: Legal settlement costs	2,753	—	2,753	—
Less: Income tax effects	(929)	(4,261)	(5,683)	(4,261)
Non-GAAP net income (loss)	$(965)	$2,227	$2,689	$13,517
Net income (loss) per share - basic	$(0.01)	$0.02	$0.03	$0.15
Net income (loss) per share - diluted	$(0.01)	$0.02	$0.03	$0.13
Shares used in non-GAAP net income per share calculations:
GAAP weighted-average shares used to compute net loss per share - basic	97,022	91,547	94,783	46,488
Add: Non-GAAP unweighted adjustment for ordinary shares issued in connection with IPO	—	—	—	44,167
Non-GAAP weighted-average shares used to compute net income (loss) per share - basic	97,022	91,547	94,783	90,655

GAAP weighted-average shares used to compute net loss per share - diluted	97,022	91,547	94,783	46,488
Add: Non-GAAP unweighted adjustment for ordinary shares issued in connection with IPO	—	—	—	44,167
Add: Dilutive ordinary share equivalents	—	12,053	8,817	10,604
Non-GAAP weighted-average shares used to compute net income (loss) per share - diluted	97,022	103,600	103,600	101,259

JFROG LTD.

reconciliation of gaap cash flow from operating activities to free cash flow

AND SUPPPLEMENTAL DISCLOSURE

(in thousands; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Free cash flow reconciliation:
Net cash provided by operating activities	$17,661	$12,816	$27,902	$29,458
Less: purchases of property and equipment	(1,038)	(911)	(4,228)	(3,522)
Free cash flow	$16,623	$11,905	$23,674	$25,936
Supplemental disclosure:
Key employee holdback prepayments related to acquisitions(1)	$—	$—	$(19,037)	$—

(1) During the three months ended September 30, 2021, as part of our acquisitions of Vdoo Connected Trust Ltd. and Upswift Ltd., we entered into holdback agreements with key employees of the acquired companies and made aggregate prepayments of $19.0 million, which will be released to the employees subject to their continued employment with us. The holdback amount is being expensed primarily in research and development over the required service period up to four years.